EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Neurobiological Technologies, Inc. Employee Stock Purchase Plan of our report of September 25, 1996, with respect to the financial statements of Neurobiological Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1996, as filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP


San Francisco, California
December 20, 1996



                                       -7-